EXHIBIT 99.03

                 Certification of Chief Financial Officer Pursuant to
                             18 U.S.C. Section 1350,
                            as Adopted Pursuant to
                   Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of ICON Health & Fitness, Inc. (the "Company") for the quarterly period ended March 1, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"),
S. Fred Beck, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.






/s/ S. Fred Beck
--------------------
Name: S. Fred Beck
Title: Chief Financial Officer
Date: April 14, 2003

This certification accompanies the Report pursuant to 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to ICON Health & Fitness, Inc. and will be retained by ICON Health & Fitness, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.